Loan Agreement

Between

Clyvia Technology GmbH
Friedrich-List-Allee 10
41844 Wegberg-Wildenrath

- in the following referred to as “Clyvia” -

a n d

BTec Holding AG
Rheinweg 1
8200 Schaffhausen
Switzerland

- in the following referred to as “BTec” -

Preamble

Clyvia has developed a plant for depolymerisation. In view of Clyvia’s need for capital, the parties enter into the following agreement.

1.

                                                                                                        [Handwriting: received 01/07/08]
BTec grants Clyvia a loan in the amount of EUR 13.000,00 (in words: thirteen thousand Euro). Clyvia hereby confirms receipt.

2.

The loan is paid into the account of Clyvia Technology GmbH, Wegberg-Wildenrath.

3.

Interest on the loan is 10% per annum of the loan amount.

4.
The loan may be cancelled with a term of one month prior to the month end, however not before the end of the 90th calendar-day after the full loan amount has been received in the account named in item 2.

5.
Clyvia is entitled to repay the loan including interest to BTec’s account at any time without the requirement of providing termination notice.

6.
To secure the loan Inventa assigns BTec 98,000 (in words: ninety eight thousand) shares in Clyvia Inc., USA. BTec is entitled to freely sell the shares in their entirety or in part if Inventa does not repay the loan amount or does not pay the entire amount including interest, otherwise BTec is required to return them to Inventa.

7.
This contract is exclusively subject to the law of the Federal Republic of Germany with the exception for the UN convention on contracts for the International sale of goods.

8.
All disputes, which arise out of or in connection with this agreement will be settled conclusively according to the rules of arbitration of the International Chamber of Commerce (ICC) according to the version effective at the time of the arbitration proceeding by one or more appointed arbitrators according to these rules of arbitration excluding the jurisdiction of a court. The arbitrational tribunal may also come to a binding decision in regards to the validity of this arbitration agreement.

The place of the arbitration proceeding is Zurich.

In addition to the ICC rules as well as the binding other regulations, German law applies for the arbitrational proceeding.

The parties agree on German as the language to be used in the arbitrational proceeding.

Wegberg, dated July 1, 2008

[Signature]	[Signature]
Clyvia Technology GmbH	BTec Holding AG
Dieter Wagels	C. Stampfli Dr. Niederbacher